                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: July 10, 2009

                      CITIGROUP GLOBAL MARKETS INC.


                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:  Douglas Turnbull
                         Title: Assistant Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:  Douglas Turnbull
                         Title: Assistant Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:  Douglas Turnbull
                         Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:  Douglas Turnbull
                         Title: Assistant Secretary